Exhibit (14)(a)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ares Capital Corporation:

We consent to the use of our reports dated February 24, 2016, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Ares Capital Corporation incorporated by reference herein and our report dated June 21, 2016 on the senior securities table of Ares Capital Corporation included herein, and to the reference to our firm under the heading “Experts” in the registration statement 333-212604.

/s/ KPMG LLP

Los Angeles, California

October 13, 2016